Exhibit 3.2

EXECUTION VERSION

LIMITED LIABILITY COMPANY AGREEMENT

OF

ORIGIN MERGER SUB II, LLC

Dated as of April 1, 2022

This Limited Liability Company Agreement (this “Agreement”) of Origin Merger Sub II, LLC is entered into by Westrock Coffee Holdings, LLC (the “Member”).

The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:

1.
Name. The name of the limited liability company formed hereby is Origin Merger Sub II, LLC (the “Company”). The Company may do business under that name and, as permitted by applicable law, under any other name determined from time to time by the Member.

2.
Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3.
Term. The term of the Company commenced on the date the certificate of formation of the Company was filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to the provisions of Section 8 of this Agreement. All actions of the signatory of the certificate of formation taken or incurred on behalf of the Company on or prior to the date hereof are hereby adopted and approved.

4.
Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

5.
Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

6.	Member. The name and the mailing address of the Member are as follows:

Name	Address

Westrock Coffee Holdings, LLC	100 River Bluff Drive, Suite 210
Little Rock, Arkansas 77202

7.
Management of the Company. (a) The Member shall be the “Manager” as defined in the Act. The property, business and affairs of the Company shall be managed and conducted by the Member. The Company may only act and bind itself through the consent of the Member, or through the actions of the agents and employees of the Company (as described in paragraph (b) below) if and to the extent authorized by this Agreement or by the consent of the Member in accordance with the provisions of this Agreement. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by a member under the laws of the State of Delaware.

(b)          The Member may (i) authorize by written action any person to enter into and perform any agreement on behalf of the Company, (ii) appoint one or more officers with such titles and duties and powers as the Member may determine and (iii) appoint individuals, with such titles as it may select, as employees or officers of the Company to act on behalf of the Company, with such power and authority as the Member may delegate from time to time to any such person. Any such persons, officers and employees designated by the Member to act on behalf of the Company may be appointed or removed by the Member at any time and from time to time, with or without cause.

(c)          Any person or entity dealing with the Company, the Member or any of the persons described in paragraph (b) above (collectively, the “Authorized Persons”) may rely upon a certificate signed by the Member (or the Secretary of the Company), as to the identity of the Member or an Authorized Person and as to the authority of the Member or such Authorized Person to execute and deliver any instrument or document on behalf of the Company. As used herein, “person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

(d)          Robert P. McKinney (or such other person as may from time to time be designated by the Member for such purpose) is hereby designated as an Authorized Person, within the meaning of the Act, to execute, deliver and cause to be filed any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

8.
Dissolution; Liquidation. (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member or (ii) any other event or circumstance giving rise to the dissolution of the Company under the Act, unless the Company’s existence is continued pursuant to the Act.

(b)          Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall promptly liquidate the business of the Company. During the period of the winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue.

(c)           In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows: (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) thereafter, to the Member.

(d)          Upon the completion of the winding up of the Company, the Member shall file a certificate of dissolution in accordance with the Act.

9.	Capital Contributions. The Member shall have the right, but not the obligation, to make capital contributions to the Company at the times and in the amounts determined by the Member.

10.	Allocation of Profits and Losses. The Company’s profits and losses shall be allocated at the end of each calendar year (and at such other times, if any, as the Member shall determine) to the Member.

11.
Distributions.  Distributions may be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding anything to the contrary contained herein, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member in the Company if such distribution would violate § 18-607 of the Act or any other applicable law.

12.	Fiscal Year. The fiscal year of the Company shall end on December 31st of each year.

13.	Assignments. A Member shall be permitted to transfer all or any portion of its interest in the Company to any person or entity.

14.	Resignation. A Member may only resign from the Company if it has transferred all of its interest in the Company to another person or entity.

15.
Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member upon such additional member(s)’s execution of a counterpart signature page to this Agreement. Upon the admission to the Company of any additional member(s), the Member shall cause this Agreement to be amended and restated to reflect the admission of such additional member(s) and the initial capital contribution, if any, of such additional member(s), and to include such other provisions as the members may agree to reflect the change of status of the Company upon the admission of such additional member(s).

16.
Liability of the Member. Except as provided in this Agreement or in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member, Manager, director or officer shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a Member, or acting as a Manager or director or officer, of the Company. Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as such) for Company obligations, liabilities and losses shall be limited to the Company’s assets; provided that the Member shall be required to return to the Company any distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company. As used herein, “Affiliates” of any person means any person that directly or indirectly controls, is controlled by, or is under common control with the person in question.

17.
Liability of Manager, Director or Officer. (a) Except as otherwise provided herein or in an agreement entered into by such person and the Company, none of the Manager, director, officer or their respective Affiliates shall be liable to the Company or to any Member for any act or omission performed or omitted by such Manager, director or officer in their capacity as a Manager, director or officer, respectively, pursuant to the authority granted to such person by this Agreement; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such person’s gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such person or its Affiliates contained herein or in the other agreements with the Company. Each Manager, director or officer may exercise any of the powers granted to such position by this Agreement and perform any of the duties imposed upon such position hereunder either directly or by or through their respective agents, and none of the Manager, director or officer, or any of their respective Affiliates shall be responsible for any misconduct or negligence on the part of any such agent appointed by such Manager, director or officer (in each case, so long as such agent was selected in good faith and with reasonable care). Each Manager, director or officer shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by a Manager, director or officer in good faith reliance on such advice shall in no event subject such Manager (or director or officer thereof), director or officer to liability to the Company or any Member.

(b)          Whenever this Agreement or any other agreement contemplated herein provides that a Manager, director or officer, in each case, shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member, such Manager, director or officer shall, in each case, determine such appropriate action or provide such terms considering the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

(c)          Whenever in this Agreement or any other agreement contemplated herein a Manager, director or officer, in each case, is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude such person shall be entitled to consider such interests and factors as it desires, provided that such person shall act in good faith.

(d)          Whenever in this Agreement a Manager, director, or officer, in each case, is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, such Manager, director or officer shall, in each case, act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as such Manager, director or officer so acts in good faith, the resolution, action or terms so made, taken or provided by such Manager, director, officer shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon such Manager (or any Manager, director or officer thereof), director, officer or any of their respective Affiliates.

18.
Fiduciary Duty. Each Manager, director and officer of the Company shall, to the fullest extent permitted by the Act, have no duties of any kind or nature (at law, in equity, under this Agreement or otherwise, including any fiduciary duties or any similar duties) to the Company, to any Member, to any Affiliate of any Member, to any creditor of the Company or any of its subsidiaries or to any other person; provided that the implied contractual covenant of good faith and fair dealing shall be applicable only to the limited extent as required by the Act. The provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of the Manager, director or officer of the Company otherwise existing at law or in equity or by operation of the preceding sentence, are agreed by the Member to replace such duties and liabilities of such Manager, director or officer of the Company.

19.
Indemnification and Insurance. (a) The Company hereby agrees to indemnify and hold harmless any person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person (or one or more of such person’s Affiliates) by reason of the fact that such person is or was a Member or is or was serving as a Manager, director, officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that (unless a Manager otherwise consents) no Indemnified  Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of law. Expenses, including attorneys’ fees, incurred by any such Indemnified person in defending a proceeding related to any such indemnifiable matter shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amounts if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)          The right to indemnification and the advancement of expenses conferred in this Section 19 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, by-law, vote of Managers or otherwise.

(c)          The Company will be permitted to maintain directors’ and officers’ liability insurance, at its expense, for the benefit of the Managers and officers of the Company and of any other persons to whom the Manager has delegated its authority pursuant to Section 7.

(d)          Notwithstanding anything contained herein to the contrary (including in this Section 19), any indemnity by the Company relating to the matters covered in this Section 19 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional capital contributions or otherwise provide funding to help satisfy such indemnity of the Company.

(e)          If this Section 19 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 19 to the fullest extent permitted by any applicable portion of this Section 19 that shall not have been invalidated and to the fullest extent permitted by applicable law.

20.
Tax Classification. For U.S. federal and applicable state and local income tax purposes, the Company shall be disregarded as an entity separate from the Member within the meaning of Treasury Regulations Section 301.7701-3(a).

21.
Amendment, Waiver, Etc.  This Agreement may not be amended or supplemented, and no waiver of or consent to departures from the provisions hereof shall be effective, unless set forth in a writing signed by the Member.

22.
Miscellaneous. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. This Agreement shall be binding upon and inure to the benefit of the Member and its successors and permitted assigns. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Except as provided in Sections 15 through 19, nothing in this Agreement shall confer any rights upon any person or entity other than the Member and its successors and permitted assigns. The provisions of this Agreement are intended only for the regulation of relations between the Member and former or prospective members and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

23.
Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SUCH LAWS.

IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

WESTROCK COFFEE HOLDINGS, LLC

By:	/s/ Robert P. McKinney
Name	Robert P. McKinney
Title:	Chief Legal Officer

[Signature Page to Origin Merger Sub IL LLC Operating Agreement]